SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       September 26, 2013
                         Date of Report
                (Date of Earliest Event Reported)

                            UPOD INC.
       (Exact Name of Registrant as Specified in its Charter)

                SIDEGATE ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

Delaware                   000-54829              46-1873883
(State or other      (Commission File Number)    (IRS Employer
jurisdiction                                  Identification No.)
of incorporation)

                       215 Apolena Avenue
                 Newport Beach, California 92662
            (Address of Principal Executive Offices)

                          416-729-8787
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 27, 2013, UPOD INC. (formerly Sidegate Acquisition Corporation) (the "Registrant" or the "Company") issued 2,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 96% of the total outstanding 2.600,000 shares of common stock as follows:

               2,5000,000     Nicholas Agar

     With the issuance of the 2,500,000 shares of stock and the redemption of 19,900,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On September 27, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,900,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,990.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 and amended thereafter on January 30, 2013, February 20, 2013, March 21, 2013 and March 25, 20313 and as supplemented by the information contained in this report.

    The Registrant is designed to develop by merger and/or acquisition or by development of its business plan currently developed multiple logic based non-correlated automated systems to identify opportunities to effect and execute transactions in the foreign exchange market utilizing definitive indicators and mathematical computations to maximize the optimal time for automatic implementation of an order. The Company has developed a combination of non-correlated systems to use different models for any type of market with a continuous screening of market conditions and volatility. The Company anticipates that it will profit from the sale of the software to third parties and be reimbursed a portion of the commission charge from each transaction executed utilizing the software.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On September 26, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On September 26, 2013, James McKillop resigned as the Registrant's vice president and director.

    On September 26, 2013, Nicholas Agar was named as director of the Registrant.

    On September 26, 2013, the following individuals were appointed to the offices of the Registrant as listed below:
              Nicholas Agar            President

    Nicholas Agar serves as the director and president of the Registrant.
Mr. Agar received his Bachelor of Arts degree from the University of Western Ontario in 1999 and his Applied Information Technology Business Administration Degree from the Dalhousie University and the Information Technology Institute in 2001. Mr. Agar has served as a strategic consultant since 2008 in the international finance field working with Monexo in Dusseldorf, Germany, the Swiss Investment Fund in Malta, and the Pacific Allegiance Capital LLC in Nevis.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       UPOD INC

Date: September 27, 2013               /s/ Nicholas Agar
                                      President